EXHIBIT 10.65

AMENDMENT NO. 1

ASHLAND GLOBAL HOLDINGS INC.
DEFERRED COMPENSATION PLAN FOR
NON-EMPLOYEE DIRECTORS
(Amended and Restated as of May 22, 2019)

The Ashland Global Holdings Inc. Deferred Compensation Plan for Non-Employee Directors (Amended and Restated as of May 22, 2019) (the “Plan”) is hereby amended, effective as of November 17, 2022, as follows:

1. The name of the Plan is hereby changed to the “Ashland Inc. Deferred Compensation Plan for Non-Employee Directors”.

2. Section 2(k) of Article I of the Plan is hereby deleted in its entirety and replaced with the following:

“(k) “Company” means Ashland Inc. prior to the date of conversion of Ashland Inc. into Ashland LLC, and Ashland Global Holdings Inc. on and after the date of conversion of Ashland Inc. into Ashland LLC, or any successor thereto, and Ashland Inc., effective on and after August 1, 2022.”

3. Section 2(z) of Article I of the Plan is hereby deleted in its entirety and replaced with the following:

“(z) “Plan” means this Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (formerly named the Ashland Global Holdings Inc. Deferred Compensation Plan for Non-Employee Directors) as it now exists or may be hereafter amended.”

4. Section 1(c) of Article III of the Plan is hereby deleted in its entirety and replaced with the following:

“(c) Restricted Stock Account and Restricted Stock Units. For periods prior to January 1, 2023, each Participant shall have his or her Restricted Stock Account credited on an Accounting Date with the number of Restricted Stock Units approved for such allocation equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the dollar amount of the approved grant for this purpose at the Fair Market Value on the Accounting Date. The Restricted Stock Units so credited shall be separately maintained and accounted for in a Restricted Stock Account for the Participant. Amounts credited to the Restricted Stock Account shall be forfeitable until the one (1) year anniversary of the date on which such amounts were so credited; provided, however, if the Participant does not seek re-election as a Director, such forfeitable amounts shall become non-forfeitable on the date of the Board meeting that immediately precedes such one (1) year anniversary so long as the Participant is a Director on the day before such Board meeting. As of the date of any dividend distribution date for the Common Stock, the Participant’s Restricted Stock Account shall be credited with additional Restricted Stock Units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased, at the Fair Market Value on such date, with the amount which would have been paid as dividends on that number of shares (including fractions of a share) of Common Stock which is equal to the number of Restricted Stock Units then credited to the Participant’s Restricted Stock Account. The additional Restricted Stock Units so allocated shall remain forfeitable until the date on which the Restricted Stock Units with respect to which the additional Restricted Stock Units were credited become non-forfeitable. On the date of a Participant’s Termination prior to a Change in Control (other than in the circumstance described in the proviso in the third sentence of this paragraph (c)), all Restricted Stock Units (including fractional Restricted Stock Units) that have not become non-forfeitable shall be forfeited; provided, however, that the date of a Participant’s Termination on or after a Change in Control, all Restricted Stock Units (including fractional Restricted Stock Units) shall become nonforfeitable. Commencing on January 1, 2023, any Restricted Stock Units granted to Directors shall be awarded under the Ashland Inc. 2021 Omnibus Incentive Compensation Plan (or its successor), rather than credited under this Plan, and Directors may voluntarily elect to defer such Restricted Stock Units under the Ashland Inc. Independent Director Deferred Compensation Program.”

5. Except as explicitly set forth herein, the Plan will remain in full force and effect.

ASHLAND INC.

By:_________________________________
[Name][Title]